Exhibit 99.1

ZENDESK ANNOUNCES 2014 SECOND QUARTER RESULTS

Highlights:

•	Revenue increased 76% year-over-year to $33.9 million
•	GAAP operating loss was $17.8 million and non-GAAP operating loss was $6.4 million
•	Annualized dollar-based net expansion rate was 123%
•	Launched Enterprise Elite for Mid-Market and Enterprise customers

Zendesk, Inc. (NYSE: ZEN) today reported financial results for its third quarter ending September 30, 2014.

"We continued to drive the democratization of customer service so that any organization, big or small, can build lasting relationships with its customers through Zendesk,” said Mikkel Svane, founder, chairman, and CEO of Zendesk.  "In the third quarter, we announced our dedicated Enterprise Team and an upgraded Enterprise Elite plan for the largest organizations, while introducing a beta of Zendesk Inbox as a separate tool for small teams to manage email together. Those launches show the broad flexibility and appeal of our customer service platform.”

Results for the Third Quarter 2014:

Revenue was $33.9 million for the quarter ended September 30, 2014, an increase of 76% over the prior year period and an increase of 15% from the quarter ended June 30, 2014.

GAAP net loss for the quarter ending September 30, 2014 was $17.9 million, and GAAP net loss per share was $0.25. Non-GAAP net loss was $6.5 million, which excludes approximately $10.9 million in share-based compensation related expenses (including $0.1 million of amortized share-based compensation capitalized in internal-use software) and $0.5 million of amortization of purchased intangibles. Non-GAAP net loss per share was $0.09. Zendesk’s GAAP and Non-GAAP net loss per share are based on 71.7 million weighted average shares outstanding.

Cash and cash equivalents were approximately $80.4 million and marketable securities were $47.9 million as of September 30, 2014.

Outlook:

As of October 30, 2014, Zendesk updated its guidance as follows. For the fourth quarter of 2014, Zendesk expects to report:

•	Revenue in the range of $35.0 - 37.0 million.
•	GAAP operating loss of $18.5 - 19.5 million, which includes share-based compensation related expense of $9.0 million and amortization of intangibles of $0.5 million.
•	Non-GAAP operating loss of $9.0 - 10.0 million, which excludes share-based compensation related expense of $9.0 million and amortization of intangibles of $0.5 million.

For the full year 2014, the company expects to report:

•	Revenue in the range of $123.5 - 125.5 million.
•

GAAP operating loss of $67.4 - 68.4 million, which includes share-based compensation related expense of $32.9 million, amortization of intangibles of $1.5 million, and $0.6 million of acquisition-related expenses.

•

Non-GAAP operating loss of $32.4 - 33.4 million, which excludes share-based compensation related expense of approximately $32.9 million and amortization of intangibles of $1.5 million, and $0.6 million of acquisition-related expenses.

Conference Call Information:

Zendesk will host a conference call today, October 30, 2014, to discuss financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at https://investor.zendesk.com. The conference call can also be accessed by dialing 877-201-0168, or +1 647-788-4901 (outside the U.S. and Canada). The conference ID is 19618194. A replay of the call via webcast will be available at https://investor.zendesk.com or by dialing 855-859-2056 or +1 404-537-3406 (outside the U.S. and Canada) and entering passcode 19618194. The dial-in replay will be available until the end of day November 1, 2014. The webcast replay will be available for 12 months.

About Zendesk

Zendesk provides a customer service platform designed to bring organizations and their customers closer together. With more than 48,000 customer accounts, Zendesk is used by organizations in 150 countries and territories to provide support in more than 40 languages. Founded in 2007 and headquartered in San Francisco, Zendesk has operations in the United States, Europe, Asia, Australia and South America. Learn more at www.zendesk.com

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its re-investment to grow its business, progress towards its long-term financial objectives, and its current leadership team. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) adverse changes in general economic or market conditions; (ii) Zendesk’s ability to adapt its customer service platform to changing market dynamics and customer preferences or achieve increased market acceptance of its platform; (iii) Zendesk’s expectation that the future growth rate of its revenues will decline, and that as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (iv) Zendesk’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; (v) Zendesk’s ability to effectively manage its growth and organizational change; (vi) the market in which Zendesk operates is intensely competitive, and Zendesk may not compete effectively; (vii) the development of the market for software as a service business software applications; (viii) Zendesk’s ability to sell its live chat software as a standalone service and more fully integrate its  live chat software with its customer service platform; (ix) breaches in Zendesk’s security measures or unauthorized access to its customers’ data; (x) service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xi) real or perceived errors, failures, or bugs in its products; (xii) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; and (xiii) Zendesk’s ability to effectively expand its sales capabilities.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	$33,910	$19,237	$88,508	$49,544
Cost of revenue	11,684	6,327	32,410	16,878
Gross profit	22,226	12,910	56,098	32,666
Operating expenses:
Research and development	9,550	3,860	25,227	10,737
Sales and marketing	21,548	10,015	56,174	26,218
General and administrative	8,940	3,646	23,639	11,744
Total operating expenses	40,038	17,521	105,040	48,699
Operating loss	(17,812)	(4,611)	(48,942)	(16,033)
Other expense, net	(343)	(102)	(1,252)	(312)
Loss before provision for income taxes	(18,155)	(4,713)	(50,194)	(16,345)
Provision for (benefit from) income taxes	(236)	42	(272)	120
Net loss	(17,919)	(4,755)	(49,922)	(16,465)
Accretion of redeemable convertible preferred stock	—	(12)	(18)	(36)
Net loss attributable to common stockholders	$(17,919)	$(4,767)	$(49,940)	$(16,501)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.22)	$(1.08)	$(0.77)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	71,732	22,024	46,153	21,486

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	September 30,	December 31,
	2014	2013

Assets
Current Assets:
Cash and cash equivalents	$80,436	$53,725
Marketable securities	29,858	9,889
Accounts receivable, net of allowance for doubtful accounts of $355 and $282, respectively	12,858	7,237
Prepaid expenses and other current assets	5,255	3,008
Total current assets	128,407	73,859
Marketable securities, noncurrent	18,007	2,225
Property and equipment, net	40,864	15,431
Goodwill and intangible assets, net	15,158	—
Other assets	1,545	1,221
Total assets	$203,981	$92,736

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,501	$3,988
Accrued liabilities	10,224	4,737
Accrued compensation and related benefits	9,661	4,226
Deferred revenue	45,412	28,473
Current portion of credit facility	3,022	365
Current portion of capital leases	103	364
Total current liabilities	73,923	42,153
Deferred revenue, noncurrent	1,219	575
Credit facility, noncurrent	4,678	23,395
Other liabilities	9,539	1,520
Total liabilities	89,359	67,643

Redeemable convertible preferred stock, par value $0.01 per share	—	71,369
Stockholders’ equity (deficit):
Preferred stock, par value $0.01 per share	—	—
Common stock, par value $0.01 per share	721	229
Additional paid-in capital	228,968	18,591
Accumulated other comprehensive income	(39)	10
Accumulated deficit	(114,376)	(64,454)
Treasury stock at cost	(652)	(652)
Total stockholders’ equity (deficit)	114,622	(46,276)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$203,981	$92,736

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(17,919)	$(4,755)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,169	1,426
Share-based compensation	10,818	874
Other	153	124
Changes in operating assets and liabilities:
Accounts receivable	(3,247)	(2,090)
Prepaid expenses and other current assets	657	(681)
Other assets and liabilities	831	(80)
Accounts payable	1,126	551
Accrued liabilities	50	89
Accrued compensation and related benefits	1,789	1,035
Deferred revenue	7,643	4,592
Net cash provided by operating activities	5,070	1,085
Cash flows from investing activities
Purchases of property and equipment	(6,024)	(1,671)
Internal-use software development costs	(2,353)	(1,212)
Purchases of marketable securities	(36,542)	—
Proceeds from maturities of marketable securities	700	—
Net cash used in investing activities	(44,219)	(2,883)
Cash flows from financing activities
Initial public offering related issuance costs	(1,267)	—
Proceeds from exercise of employee stock options	1,719	395
Principal payments on debt	—	1,000
Tax paid related to net share settlement of equity awards	(781)	—
Principal payments on capital lease obligations	(92)	(85)
Net cash provided by (used in) financing activities	(421)	1,310
Effect of exchange rate changes on cash and cash equivalents	(48)	(24)
Net decrease in cash and cash equivalents	(39,618)	(512)
Cash and cash equivalents at the beginning of period	120,054	29,878
Cash and cash equivalents at the end of period	$80,436	$29,366

Non-GAAP Results

(In thousands, except per share data)

The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of gross profit and gross margin:
GAAP gross profit	$22,226	$12,910	$56,098	$32,666
Plus: Share-based compensation	591	77	1,691	177
Plus: Amortization of purchased intangibles	381	—	799	—
Plus: Amortization of share-based compensation capitalized in internal-use software	103	17	270	45
Non-GAAP gross profit	$23,301	$13,004	$58,858	$32,888
GAAP gross margin	66%	67%	63%	66%
Non-GAAP adjustments	3%	1%	4%	0%
Non-GAAP gross margin	69%	68%	67%	66%

Reconciliation of operating expenses:
GAAP research and development	$9,550	$3,860	$25,227	$10,737
Less: Share-based compensation	(3,052)	(196)	(7,530)	(422)
Non-GAAP research and development	$6,498	$3,664	$17,697	$10,315
GAAP research and development as percentage of revenue	28%	20%	29%	22%
Non-GAAP research and development as percentage of revenue	19%	19%	20%	21%

GAAP sales and marketing	$21,548	$10,015	$56,174	$26,218
Less: Share-based compensation	(4,877)	(338)	(8,635)	(726)
Less: Amortization of purchased intangibles	(99)	—	(207)	—
Non-GAAP sales and marketing	$16,572	$9,677	$47,332	$25,492
GAAP sales and marketing as percentage of revenue	64%	52%	63%	53%
Non-GAAP sales and marketing as percentage of revenue	49%	50%	53%	51%

GAAP general and administrative	$8,940	$3,646	$23,639	$11,744
Less: Share-based compensation	(2,298)	(264)	(5,769)	(2,419)
Less: Transaction costs related to acquisition	—	—	(649)	—
Non-GAAP general and administrative	$6,642	$3,382	$17,221	$9,325
GAAP general and administrative as percentage of revenue	26%	19%	27%	24%
Non-GAAP general and administrative as percentage of revenue	20%	18%	19%	19%

Reconciliation of operating loss and operating margin:
GAAP operating loss	$(17,812)	$(4,611)	$(48,942)	$(16,033)
Plus: Share-based compensation	10,818	875	23,625	3,744
Plus: Amortization of purchased intangibles	480	—	1,006	—
Plus: Transaction costs related to acquisition	—	—	649	—
Plus: Amortization of share-based compensation capitalized in internal-use software	103	17	270	45
Non-GAAP operating loss	$(6,411)	$(3,719)	$(23,392)	$(12,244)
GAAP operating margin	(53%)	(24%)	(55%)	(32%)
Non-GAAP adjustments	34%	5%	29%	7%
Non-GAAP operating margin	(19%)	(19%)	(26%)	(25%)

Reconciliation of net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders	$(17,919)	$(4,767)	$(49,940)	$(16,501)
Plus: Share-based compensation	10,818	875	23,625	3,744
Plus: Amortization of purchased intangibles	480	—	1,006	—
Plus: Transaction costs related to acquisition	—	—	649	—
Plus: Amortization of share-based compensation capitalized in internal-use software	103	17	270	45
Non-GAAP net loss attributable to common stockholders	$(6,518)	$(3,875)	$(24,390)	$(12,712)

Reconciliation of net loss per share attributable to common stockholders, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.22)	$(1.08)	$(0.77)
Non-GAAP adjustments to net loss	0.16	0.04	0.55	0.18
Non-GAAP adjustment to weighted-average shares used to compute net loss per share	—	0.11	0.15	0.36
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.07)	$(0.38)	$(0.23)

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders:
GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	71,732	22,024	46,153	21,486
Conversion of preferred stock	—	34,323	17,602	34,323
Non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	71,732	56,347	63,755	55,809

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating loss and operating margin, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders, basic and diluted, and non-GAAP weighted-average shares.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation and Amortization of Share-based Compensation Capitalized in Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles and Acquisition Related Expenses: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Zendesk views acquisition related expenses as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

As a result of Zendesk’s initial public offering, all outstanding shares of redeemable convertible preferred stock were automatically converted into shares of common stock. Consequently, the non-GAAP weighted-average shares outstanding used to compute non-GAAP net loss per share assumes that the conversion of Zendesk's redeemable convertible preferred stock that occurred in connection with its initial public offering occurred at the beginning of the relevant period. Zendesk believes this facilitates comparison with prior periods.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk's operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management.

Zendesk's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation expense, amortization of share based compensation capitalized in internal-use software, amortization of purchased intangibles, transaction costs related to acquisitions, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk's business and for planning and forecasting in subsequent periods. Whenever Zendesk uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

About Key Operating Metrics

Zendesk reviews a number of key operating metrics, including the number of customer accounts and annualized dollar-based net expansion rate, to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. Zendesk defines the number of customer accounts at the end of any particular period as the number of accounts on our customer service platform, exclusive of free trials or other free services, at the end of the period as identified by a unique account identifier. Zendesk’s annualized dollar-based net expansion rate provides a measurement of its ability to increase revenue across our existing customer base through expansion of authorized agents associated with a customer account, and upgrades in subscription plan, as offset by churn, contraction in authorized agents associated with a customer account, and downgrades in subscription plans. Zendesk’s annualized dollar-based net expansion rate is based upon “monthly recurring revenue” for a set of customer accounts. Monthly recurring revenue for a customer account is a legal and contractual determination made by assessing the contractual terms of each customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that customer account, assuming no changes to the subscription and without taking into account any one-time discounts, if any, that may be applicable to such subscription. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue or any other United States generally accepted accounting principles, or GAAP, financial measure over any period. It is forward-looking and contractually derived as of the date of determination. For a detailed description of how Zendesk calculates its annualized dollar-based net expansion rate, please refer to Zendesk’s periodic reports as filed with the Securities and Exchange Commission. Zendesk does not currently incorporate operating metrics associated with Zopim live chat software into its measurement of customer accounts or annualized dollar-based net expansion rate.